EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Power & Digital Infrastructure Acquisition Corp. on Amendment No. 4 to Form S-4 (File No. 333-258720) of our reports:

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Dated January 8, 2021, except for Note 7, as to which the date is February 11, 2021, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the financial statements of Power & Digital Infrastructure Acquisition Corp. as of December 31, 2020 and for the period from December 29, 2020 (inception) through December 31, 2020, which report appears in the Proxy Statement/Prospectus, which is part of this Registration Statement.

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Dated February 19, 2021 except for Note 1, 2, 3, 7 and 8, which are dated December 10, 2021, which includes a restatement paragraph and an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the financial statements of Power & Digital Infrastructure Acquisition Corp. as of February 12, 2021, which report appears in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the heading “Experts” in such Proxy Statement/Prospectus.

/s/ Marcum llp

Marcum llp

New York, NY

December 10, 2021